UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2022

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(Address of principal executive offices) (Zip Code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2022, Applied UV, Inc. (the “Company”), SteriLumen, Inc. and MunnWorks, LLC (together with SteriLumen, Inc., the “Subsidiaries”) entered into that certain Loan and Security Agreement, as amended on December 9 by the First Modification to Loan and Security Agreement and Loan Documents (the “Loan Agreement”), with Pinnacle Bank (the “Lender”).

The Loan Agreement provides for a two year $5 million secured revolving credit facility (the “Loan Facility”) that is effect on December 9, 2022 (the “Effective Date”), of which consists of (i) a maximum advance rate of up to 85% of Net Face Amount of Eligible Accounts, plus (ii) the least of (A) the sum of 20% of the aggregate Eligible Inventory Value of raw materials Eligible Inventory and 35% of the aggregate Eligible Inventory Value of finished goods Eligible Inventory, (B) $1 million, (C) 80% of the net orderly liquidation value of raw materials and finished goods Eligible Inventory as determined by an outside inventory appraisal, or (D) 100% of the aggregate outstanding principal amount of Advances. In no event shall the aggregate amount of the outstanding Advances under the Loan Facility be greater than $5 million.

The loans under the Loan Facility bear interest at a rate equal to 1.5% per annum above the greater of: (i) the Prime Rate; and (ii) 4%. The Interest Margin with respect to that portion of the Daily Balance consisting of Advances against Eligible Inventory shall be at a rate equal to 2% per annum.

On the Effective Date the Company paid a loan fee of 2% of the amount of the Loan Facility and will be required to pay a loan fee of 1.5% of the amount of the Loan Facility annually thereafter.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and the Subsidiaries, including, without limitation, restrictions on liens, indebtedness, fundamental changes, capital expenditures, consignments of inventory and distributions.

The Loan Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, certain events of bankruptcy and insolvency, certain events under ERISA and judgments. If an event of default occurs and is not cured within any applicable grace period or is not waived, the Lender is entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder and termination of commitments under the Loan Facility.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Loan Agreement. The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and Exhibit 10.2 hereto and each is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement dated as of December 9, 2022, by and between the Company, SteriLumen, Inc., Munn Works, LLC and Pinnacle Bank
10.2	First Modification to Loan and Security Agreement and Loan Documents dated as of December 9, 2022, by and between the Company, SteriLumen, Inc., Munn Works, LLC and Pinnacle Bank
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: December 15, 2022	By:	/s/ Mike Riccio
	Name:	Mike Riccio
	Title:	Chief Financial Officer

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